Exhibit 10.5.2

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 3”), dated as of August 3, 2004, by and among LOUD Technologies Inc., a Washington corporation formerly known as Mackie Designs Inc. (“US Borrower”), LOUD Technologies (Europe) Plc. formerly known as Mackie Designs UK Plc, a company incorporated under the laws of England and Wales with registration number 02506901 (“UK Borrower”, and together with US Borrower, each individually a “Borrower” and collectively, “Borrowers”), Mackie Designs Inc., a Washington corporation, formerly known as Mackie Designs Manufacturing, Inc. (“Mackie”), SIA Software Company, Inc., a New York corporation (“SIA”) Mackie Investment Co., a Washington corporation (“Mackie Investment”, and together with Mackie and SIA, each individually a “Guarantor” and collectively, “Guarantors”), Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2003, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement dated as of June 30, 2003 and Amendment No. 2 and Waiver to Loan and Security Agreement dated April 16, 2004 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Agent, Lender, Borrowers and Guarantors desire to amend the Loan Agreement to, among other things, modify the lending formulas contained therein.

WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendment;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.             Definitions.

(a)           Amendments to Definitions.

(i)            Clause (ii)(a)(i)(A) of the definition of ‘Borrowing Base” in Section 1.12 of the Loan Agreement is hereby amended by deleting “seventy-five (75%) percent” and replacing it with “eighty (80%) percent”.

(ii)           The definition of “Eligible Inventory” in Section 1.37 of the Loan Agreement is hereby amended by deleting “raw materials for such finished goods” and replacing it with “raw materials for such finished goods consisting of transducers”.

(iii)          The definition of “Interest Rate in Section 1.69 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“1.69                     “Interest Rate” shall mean,

(a)                                  Subject to clause (b) of this definition below:

(i)                                     as to Prime Rate Loans that are Revolving Loans, a rate equal to three-quarters of one (.75%) percent per annum in excess of the Prime Rate, and

(ii)                                  as to Eurodollar Rate Loans that are Revolving Loans, a rate equal to three and one-half (3.50%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of a Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor), and

(iii)                               as to Term Loans, a rate equal to one (1.00%) percent per annum in excess of the Prime Rate.

(b)                                 Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the per annum rates set forth above plus (in each case) two (2%) percent, at Agent’s option, upon prior notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent in good faith and (ii) on the Revolving Loans to each Borrower at any time outstanding in excess of the Borrowing Base of such Borrower or the Revolving Loan Limit of such Borrower

(whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default). Upon the request of a Borrower, Agent will promptly notify such Borrower in writing if the Interest Rate specified in this clause (b) is in effect.”

(iv)                              The definition of “Inventory Loan Limit” in Section 1.71 of the Loan Agreement is hereby amended by deleting “US$16,000,000” and replacing it with “US$12,000,000”.

(v)                                 The definition of “Maximum Credit” in Section 1.84 of the Loan Agreement is hereby amended by deleting “US$28,500,000” and replacing it with “US$25,000,000”.

(vi)                              The definition of “Raw Material Availability” in Section 1.110 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing the following therefore

“1.110     “Raw Material Availability” shall mean the lesser of (a) twenty two (22%) percent multiplied by the US Dollar Equivalent of the Value of the Eligible Inventory of US Borrower consisting of raw materials which are transducers or (b) eighty five (85%) percent of the Net Recovery Percentage of Inventory of US Borrower consisting of raw materials which are transducers multiplied by the US Dollar Equivalent of the Value of Eligible Inventory of US Borrower consisting of raw materials which are transducers or (c) the US Dollar Equivalent of $500,000.”

(vii)                           The definition of “Reserve” in Section 1.117 of the Loan Agreement is hereby amended by deleting the phrase “greater than fifteen (15%)” and replacing it with “greater than ten (10%)”.

(viii)                        The definition of “Revolving Loan Limit” in Section 1.118 of the Loan Agreement is hereby amended by deleting “US$26,000,000” and replacing it with “US$25,000,000”.

(b)                                 Existing Definitions in Loan Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.                                       Loans. Section 2.1 (c) of the Loan Agreement is hereby amended by:

(a)                                  deleting “Eligible Inventory of US” from clause (iv) of such Section and replacing it with “Eligible Inventory of US Borrower”;

(b)                                 deleting “and” at the end of clause (v) of such Section and replacing it with “;” and

(c)                                  inserting the following immediately before the period at the end of such Section; “and (vii) the aggregate principal amounts of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to US Borrower based on the Eligible Inventory of US Borrower located at the Dutch Warehouse shall not exceed the US Dollar Equivalent of US$2,000,000”.

3.                                       Term Loans. Section 2.3 of the Loan Agreement is hereby amended by deleting clause (b) of such Section in its entirety and replacing it with the following:

“(b) Each of the Term Loans is (i) evidenced by an Amended and Restated Term Promissory Note in such original principal amount duly executed and delivered by US Borrower to Agent; (ii) to be repaid, together with interest and other amounts, in accordance with this Agreement, such Amended and Restated Term Promissory Note, and the other Financing Agreements and (iii) secured by the Collateral as provided in Section 5.1. The principal amount of each of the Term Loans shall be repaid in forty (40) consecutive monthly installments (or earlier as provided herein) payable on the first day of each month commencing July 1, 2003, the first twelve (12) of which shall be each in the amount of $41,666 and the following twenty-eight (28) installments of which shall each be in the amount of $25,000; provided, that, the entire unpaid principal amount of each Term Loan and all accrued and unpaid interest thereon shall be due and payable on the effective date of termination or non-renewal of the Financing Agreements.”

4.                                       Fees. Section 3.2(a) of the Loan Agreement is hereby amended by deleting “US$26,000,000” and replacing it with “US$25,000,000”,

5.                                       Excess Availability. Section 9.19 of the Loan Agreement is hereby amended by deleting “US$1,500,000 and replacing it with “US$500,000”.

6.                                       Additional Representations, Warranties and Covenants. Borrowers represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

(a)                                  no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 3; and

(b)                                 this Amendment No. 3 and all agreements, documents and instruments executed and/or delivered in connection herewith have been duly executed and delivered by Borrowers and Guarantors and the agreements and obligations of Borrowers and Guarantors contained herein and therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors rights generally and by general equitable principles.

7.                                       Conditions Precedent for Amendment. The amendments contained herein shall be effective upon Agent’s receipt of the following; (a) this Amendment No. 3, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders, and (b) an Amended and Restated Term Promissory Note, in form and substance satisfactory to Agent, duly authorized, executed and delivered by US Borrower.

8.                                       Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date of this Amendment No. 3. To the extent of conflict between the terms of this Amendment No. 3 and the other Financing Agreements, the terms of this Amendment No. 3 shall control.

9.                                       Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment No. 3.

10.                                 Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

11.                                 Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.                                 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

13.                                 Counterparts. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment No. 3 may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

LOUD TECHNOLOGIES INC., formerly known as Mackie Designs Inc.

`	By:	/s/ Timothy P. O’Neil

	Title:	CFO

LOUD TECHNOLOGIES (EUROPE) PLC., formerly know as Mackie Designs UK Plc.

	By:	/s/ Timothy P. O’Neil

	Title:	VP
`
	By:	/s/ James T. Engen

	Title:	VP

GUARANTORS

MACKIE DESIGNS INC., formerly known as Mackie Designs Manufacturing, Inc.

	By:	/s/ Timothy P. O’Neil

	Title:	VP

SIA SOFTWARE COMPANY, INC.

	By:	/s/ Timothy P. O’Neil

	Title:	VP

MACKIE INVESTMENT CO.

By:	/s/ Timothy P. O’Neil

Title:	VP

AGENT

CONGRESS FINANCIAL CORPORATION (FLORIDA) , as Agent

By:	/s/ Martin J. Coloson

Title:	FIRST VICE PRESIDENT

LENDER

CONGRESS FINANCIAL CORPORATION (FLORIDA)

By:	/s/ Martin J. Coloson

Title:	FIRST VICE PRESIDENT